                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 THOMAS & BETTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                                     Thomas & Betts Corporation
                                                     8155 T&B Boulevard
                                                     Memphis, Tennessee 38125
                                                     (901) 252-5000

                                  [LOGO]

  March 23, 1998

  Dear Shareholder:

      You are cordially invited to attend the 1998 Annual Meeting of Shareholders. The meeting will be held at the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, at 10:00 a.m. on Wednesday, May 6, 1998. After the business session, we will discuss the financial results of 1997 and report on current operations.

      The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. In addition to the election of twelve directors, you will be asked to approve an increase in the number of authorized shares of Thomas & Betts common and preferred stock and to ratify the appointment of the independent public accountants.

      Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card or voting instruction form. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.

  Sincerely,

  Clyde R. Moore
  President and Chief Executive Officer

                                  [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1998

To the Shareholders of THOMAS & BETTS CORPORATION:

    The Annual Meeting of Shareholders of Thomas & Betts Corporation (the "Corporation") will be held at the Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, on May 6, 1998, at 10:00 a.m. to take action with respect to:

    1.  Election of twelve directors;

    2.  Amendment of the Charter to increase the number of authorized shares of
        (i) Common Stock from 80,000,000 shares to 250,000,000 shares and (ii) Preferred Stock from 500,000 shares to 1,000,000 shares and to change the par value of the Common and Preferred Stock from "no par value" to "$.10 par value";

    3. Ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1998; and

    4. Such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 9, 1998, will be entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof.

    Whether or not you expect to attend the meeting in person, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY to: Inspectors of Election, First Chicago Trust Company of New York, P.O. Box 8711, Edison, New Jersey 08818-9180.

                                              JANICE H. WAY, CORPORATE SECRETARY
8155 T&B Boulevard
Memphis, Tennessee 38125
March 19, 1998

                             YOUR VOTE IS IMPORTANT
                       PLEASE RETURN YOUR PROXY PROMPTLY

                           THOMAS & BETTS CORPORATION
                                PROXY STATEMENT

                             SOLICITATION OF PROXY

    THE ENCLOSED PROXY IS BEING SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF THOMAS & BETTS CORPORATION (THE "CORPORATION") whose principal executive offices are at 8155 T&B Boulevard, Memphis, Tennessee 38125, for use in connection with the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 6, 1998, at the Winegardner Auditorium, The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, and at any adjournment thereof (the "Annual Meeting"). The definitive proxy statement and accompanying form of proxy will be first sent or given to shareholders on or about March 23, 1998.

    The matters to be considered and acted upon at such Annual Meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies that are returned properly signed will be voted as specified on the proxy card. If choices are not specified on the proxy card, the shares will be voted as recommended by the Board. The Bylaws of the Corporation require that the holders of a majority of the total number of shares entitled to vote be represented in person or by proxy in order for the business of the meeting to be transacted.

    The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. The Corporation has retained Hill and Knowlton, Inc., 466 Lexington Avenue, New York, NY 10017, to distribute material to beneficial owners whose shares are held by brokers, banks, or other institutions, and to assist in soliciting proxies, for a fee estimated at $6,000 plus expenses. In addition, directors, officers and other employees may solicit proxies in person or by mail or telecommunication. The Corporation will also reimburse brokers, banks and others who are record holders of the Corporation's shares for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

    The Annual Report to Shareholders for the Corporation's fiscal year ended December 28, 1997, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

                              REVOCATION OF PROXY

    A proxy may be revoked by the shareholder before it is voted by giving written notice of revocation to the Inspectors of Election, First Chicago Trust Company of New York, P.O. Box 8711, Edison, New Jersey 08818-9180, or by executing a later dated proxy.

                            COMMON STOCK OUTSTANDING

    At the close of business on March 9, 1998, there were outstanding and entitled to vote at the Annual Meeting 55,188,881 shares of the Corporation's Common Stock, no par value (the "Common Stock"). Holders of record of Common Stock at the close of business on March 9, 1998, will be entitled to one vote for each share held on all matters properly coming before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table provides data on Common Stock beneficially owned as of February 13, 1998, by each director, director nominee, and each of the executive officers named in the Summary Compensation Table (the "Named Executives") and by the directors and executive officers as a group, as reported by each person. Unless otherwise stated, the beneficial owners exercise sole voting and investment power over their shares.

                                                                                  AMOUNT AND NATURE OF
                                                                                       BENEFICIAL           PERCENT
     NAME OF BENEFICIAL OWNER                                                       OWNERSHIP(1)(2)        OF CLASS
------------------------------------------------------------------------------  ------------------------  -----------
T. Roy Burton.................................................................             44,293              *
Ernest H. Drew................................................................              2,000(3)           *
T. Kevin Dunnigan.............................................................            347,459              *
Jeananne K. Hauswald..........................................................              1,134              *
Fred R. Jones.................................................................             27,916              *
Thomas W. Jones...............................................................              1,407(3)(4)        *
Ronald B. Kalich Sr...........................................................                  0              *
Robert A. Kenkel..............................................................              1,200              *
John N. Lemasters.............................................................             14,312(3)(5)        *
Kenneth R. Masterson..........................................................              1,650              *
Thomas C. McDermott...........................................................              4,724              *
Clyde R. Moore................................................................            224,741              *
W. Neil Parker................................................................             36,606              *
Jean-Paul Richard.............................................................              1,400              *
Ian M. Ross...................................................................              1,600(3)           *
Jerre L. Stead................................................................                  0              *
Gary R. Stevenson.............................................................             61,123              *
William H. Waltrip............................................................              1,400              *
Directors and executive officers as a group
  (19 including the above)....................................................            866,654                1.6%

------------------------

 * Less than one percent of the outstanding Common Stock.

(1) Includes shares that may be acquired within 60 days of February 13, 1998, through the exercise of stock options, as follows: Mr. Burton, 27,672; Mr. Dunnigan, 190,332; Mr. Lemasters, 3,178; Mr. McDermott, 3,178; Mr. Moore, 166,101; Mr. Parker, 24,081; Mr. Stevenson, 39,378; and all directors and executive officers as a group (19), 526,746.

(2) Includes shares of restricted stock with respect to which the holders have sole voting power but no dispositive power during the restricted period, as follows: Mr. Burton, 12,601; Dr. Drew, 1,200; Mr. Dunnigan, 37,310; Ms. Hauswald, 884; Mr. F. R. Jones, 12,915; Mr. T. W. Jones, 1,200; Mr. Kenkel, 800; Mr. Lemasters, 281; Mr. Masterson, 650; Mr. McDermott, 281; Mr. Moore, 35,582; Mr. Parker, 10,125; Dr. Richard, 400; Dr. Ross, 1,200; Mr.
    Stevenson, 12,963; Mr.Waltrip, 1,200; and all directors and executive officers as a group (19), 159,639.

(3) Amounts do not include phantom stock shares credited to accounts in the Deferred Fee Plan for Nonemployee Directors of Thomas & Betts Corporation, as follows: Dr. Drew, 3,349; Mr. T. W. Jones, 4,959; Mr. Lemasters, 830; Dr. Ross, 4,700.

(4) Includes 207 shares with respect to which Mr. T. W. Jones shares voting and investment power with his wife.

(5) Includes 7,675 shares with respect to which Mr. Lemasters shares voting and investment power with his wife.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table shows persons or groups who were beneficial owners of more than 5% of the outstanding Common Stock as of December 31, 1997. This information is copied from the latest Schedule 13G filed by the beneficial owners with the Securities and Exchange Commission.

                                NAME AND ADDRESS                                   AMOUNT AND NATURE OF   PERCENT
                               OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP  OF CLASS
---------------------------------------------------------------------------------  --------------------  ---------
Delaware Management Holdings, Inc................................................         4,162,612(1)        7.6%
  2005 Market Street
  Philadelphia, Pennsylvania 19103
FMR Corp.........................................................................         4,044,806(2)        7.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Scudder Kemper Investments, Inc..................................................         3,048,557(3)        5.5%
  345 Park Avenue
  New York, New York 10154

------------------------

(1) Shares are held by Delaware Management Company, Inc., a registered investment adviser and subsidiary of Delaware Management Holdings, Inc., in the accounts of institutional investors. Of the total number reported above, Delaware Management Holdings, Inc. has sole dispositive power as to 3,966,112 shares, shared dispositive power as to 196,500 shares, sole voting power as to 2,521,800 shares, and no voting power as to any other shares.

(2) FMR Corp., a holding company whose subsidiaries include a registered investment adviser and a bank, has sole dispositive power as to all shares and sole voting power as to 125,480 shares.

(3) Scudder Kemper Investments, Inc., a registered investment adviser, has sole dispositive power as to 3,030,757 shares, shared dispositive power as to 17,800 shares, sole voting power as to 772,820 shares, and shared voting power as to 2,051,400 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934 except that (i) Mr. Jerry Kronenberg, Vice President-General Counsel, filed a Form 5 reporting six late Form 4 transactions, and (ii) Mr. Gary Stevenson filed one late Form 4 reporting one transaction.

1. ELECTION OF DIRECTORS

    At the forthcoming Annual Meeting it is intended that 12 directors shall be elected, each to hold office for the term of one year and until a successor shall be elected and shall qualify. The nominees identified below will be proposed by the Board for the 12 directorships. Shares represented by proxies that are returned properly signed will be voted for the nominees unless the shareholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. Directors are elected by a plurality of the votes cast. Any shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who shall be designated by the Board or, if no substitute nominee is named, the number of directorships will be reduced accordingly.

    Following is information on the principal occupation and employment during the past five years of each director nominee, positions and offices with the Corporation, and membership on other boards of directors.

                      ERNEST H. DREW, 60
   [PHOTO1]           A DIRECTOR SINCE 1989
                      Chief Executive Officer (July to December 1997) of Industries and
                      Technology Group (power generation, commercial nuclear power, governmental and environmental services, transport temperature control and process control systems), Westinghouse Electric Corporation (July to December 1997). Member of the Board of Management (1995 to 1997) of
                      Hoechst A.G. (chemicals, pharmaceuticals, fibers and plastics).
                      Chairman (1994 to 1995), Chief Executive Officer (1988 to 1995), and
                      President (1987 to 1994) of Hoechst Celanese Corporation. Director of
                      Public Service Enterprise Group Incorporated.

                      T. KEVIN DUNNIGAN, 60
   [PHOTO2]           A DIRECTOR SINCE 1975
                      Chairman of the Board (1992 to present), Chief Executive Officer (1985 to 1997), President (1980 to 1994), Chief Operating Officer (1980 to
                      1985), Executive Vice President-Electrical (1978 to 1980), Vice
                      President-T&B/Thomas & Betts (1976 to 1978), President of The Thomas &
                      Betts Co. Division (1974 to 1976) of the Corporation. Director of C.
                      R. Bard, Inc., Elsag Bailey Process Automation N.V., and Lukens Inc.

                      JEANANNE K. HAUSWALD, 53
   [PHOTO3]           A DIRECTOR SINCE 1993
                      Business consultant (January 1998 to present). Vice President and
                      Treasurer (1993 to 1998) of The Seagram Company Ltd. (beverages and entertainment/communications).

                      THOMAS W. JONES, 48
  [PHOTO4]            A DIRECTOR SINCE 1992
                      Vice Chairman (August 1997 to present) of Travelers Group, Inc.
                      (financial services) and Chairman and Chief Executive Officer (August
                      1997 to present) of Smith Barney Asset Management Division of
                      Travelers Group, Inc. Vice Chairman (1995 to August 1997), President
                      and Chief Operating Officer (1993 to August 1997), Executive Vice
                      President and Chief Financial Officer (1989 to 1993) of Teachers
                      Insurance and Annuity Association-College Retirement Equities Fund
                      (pension system for employees of colleges, universities, independent schools, and related organizations). Director and Deputy Chairman of the Federal Reserve Bank of New York. Director of Travelers Group,
                      Inc. and of the Federal Home Loan Mortgage Corporation (Freddie Mac).

                      RONALD B. KALICH SR., 50
  [PHOTO5]            NOMINEE
                      Group President (1993 to present) in The Marmon Group, Inc. (a worldwide affiliation of independent manufacturing and service companies) and President and Chief Executive Officer (1994 to present)
                      of Getz Bros. & Co., Inc. (marketing and distribution of medical devices, pharmaceuticals, industrial equipment, specialty chemicals and consumer goods). Group Executive, Environmental and Process
                      Controls (1991 to 1993) of Danaher Corporation (tools, environmental controls, transportation equipment and electrical products). Director of The Carbide/Graphite Group, Inc. and National-Standard Company.

                      ROBERT A. KENKEL, 63
  [PHOTO6]            A DIRECTOR SINCE 1994
                      Private investor (1996 to present). Business consultant (1990 to
                      1996). Chairman, Chief Executive Officer and Chief Operating Officer
                      (1988 to 1990) of The Pullman Co. (automotive, aerospace and industrial components and products).

                      KENNETH R. MASTERSON, 54
  [PHOTO7]            A DIRECTOR SINCE 1995
                      Executive Vice President, General Counsel and Secretary (January 1998
                      to present) of FDX Corporation (transportation services). Executive
                      Vice President (1996 to 1998), Senior Vice President (1981 to 1996),
                      General Counsel (1981 to 1998) and Secretary (1993 to 1998) of Federal
                      Express Corporation (worldwide express delivery services). Director of
                      Nova Holdings, Inc.

                      THOMAS C. MCDERMOTT, 61
  [PHOTO8]            A DIRECTOR SINCE 1996
                      Proprietor (January 1998 to present) of Forbes Products, L.L.C.
                      (custom vinyl business products). Chairman (1995 to 1997), Chief
                      Executive Officer and President (1994 to 1997) of Goulds Pumps,
                      Incorporated (centrifugal pumps for industrial, domestic and agricultural markets). President and Chief Operating Officer (1986 to
                      1993) of Bausch & Lomb Incorporated (contact lens, lens-care and eyewear products). Director of A. T. Cross Co. and Canandaigua Brands,
                      Inc.

                      CLYDE R. MOORE, 44
   [PHOTO9]           A DIRECTOR SINCE 1993
                      Chief Executive Officer (1997 to present), President (1994 to present), Chief Operating Officer (1994 to 1997), and
                      President-Electrical Division (1992 to 1994) of the Corporation.
                      President and Chief Operating Officer (1990 to 1992) of FL Industries,
                      Inc. (electrical components) and President of its American Electric
                      Division (1985 to 1992) prior to its acquisition by the Corporation.
                      Director of The Kroger Company.

                      JEAN-PAUL RICHARD, 55
  [PHOTO10]           A DIRECTOR SINCE 1996
                      Private investor (January 1998 to present). President and Chief
                      Executive Officer (1996 to September 1997) of AGCO Corporation
                      (agricultural equipment). President and Chief Executive Officer (1993 to 1996) of Insituform Technologies, Inc. (trenchless technologies for the rehabilitation and improvement of sewer, water, gas, and industrial pipes). President (1991 to 1993) of Massey Ferguson Group
                      Limited (farm equipment and machinery), a subsidiary of Varity
                      Corporation, and Senior Vice President-Corporate Development (1991 to
                      1993) of Varity Corporation (farm equipment and machinery, brake systems, wheels, and diesel engines).

                      JERRE L. STEAD, 55
  [PHOTO11]           NOMINEE
                      Chairman and Chief Executive Officer (1996 to present) of Ingram Micro
                      Inc. (distributor of technology products and services). Chairman and
                      Chief Executive Officer (January to September 1995) of Legent
                      Corporation (software products and related services). Executive Vice
                      President (1993 to 1995) of AT&T Corporation (communication services).
                      Chairman and Chief Executive Officer (1993 to 1995) of AT&T Global
                      Information Solutions (computing and communications). President and
                      Chief Executive Officer (1991 to 1993) of AT&T Corporation's Global
                      Business Communications Systems (PBXs, key systems and voice-
                      processing systems). Director of Armstrong World Industries, Inc.,
                      American Precision Industries, Inc., TBG Group N.V. and TJ
                      International, Inc.

                      WILLIAM H. WALTRIP, 60
  [PHOTO12]           A DIRECTOR SINCE 1983
                      Chairman (1996 to present) of Bausch & Lomb Incorporated (contact lens, lens-care and eyewear products) and Chairman (1993 to present)
                      of Technology Solutions Company (services and resources to design, develop and implement large-scale computer systems). Chief Executive
                      Officer of Bausch & Lomb Incorporated (January to December 1996).
                      Chief Executive Officer (1993 to 1995) of Technology Solutions
                      Company. Chairman (1992 to 1993), Chief Executive Officer and
                      President (1991 to 1993) of Biggers Brothers, Inc. (food service distributors). Director of Bausch & Lomb Incorporated, Teachers
                      Insurance and Annuity Association, and Technology Solutions Company.

                             THE BOARD OF DIRECTORS

    The Board establishes broad corporate policy and gives guidance to the Corporation. In 1997, there were six meetings of the Board and 10 meetings of committees of the Board plus action by unanimous written consent on five occasions. All director nominees attended at least 75% of the meetings of the Board and committees of which they were members. The total combined attendance at these meetings was 89.8%.

    Nonemployee directors except Mr. Dunnigan, whose compensation is covered by an agreement described on page 13, receive a retainer fee of $26,000 per year plus a fee of $2,000 for each Board meeting and $1,500 for each regularly scheduled committee meeting attended. No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Each committee chairman except Mr. Dunnigan receives an additional retainer fee of $3,500 per year. Employee directors do not receive any fees for serving as a director of the Corporation or as a member or chairman of any committee of the Board. Under the Thomas & Betts Corporation Restricted Stock Plan for Nonemployee Directors, each nonemployee except Mr. Dunnigan who is elected a director at the annual meeting of shareholders receives an award of 200 restricted shares of Common Stock. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an award of a prorated number of restricted shares of Common Stock effective as of the date of election. Shares awarded to a nonemployee director remain restricted until such director's termination of service as a director.

    The Deferred Fee Plan for Nonemployee Directors of Thomas & Betts Corporation (the "Deferred Fee Plan") provides for a director to defer all or a portion of compensation earned for services as a director. Any amount so deferred is valued, in accordance with the director's election, in a hypothetical investment in Common Stock ("Deferred Stock Units") or in one or more of seven mutual funds in the Vanguard Group. Deferred Stock Units fluctuate in value as the value of the Common Stock fluctuates. In addition, to more closely align directors' interests with those of the Corporation's shareholders, nonemployee directors who are elected after December 3, 1997, and current directors who elect prior to May 6, 1998, to convert the accrued cash value of their benefit under the Thomas & Betts Retirement Plan for Nonemployee Directors (the "Retirement Plan") to Deferred Stock Units, will receive an annual grant of Deferred Stock Units having a value of $7,500 as of the last day of the Board year. Additional Deferred Stock Units are credited as dividend equivalents on the payment date and at the same value as dividends declared on the Common Stock. A deferred fee account is payable only in cash and is distributed, in accordance with the director's election, in a lump sum or in installments, upon termination of service as a director.

    The Retirement Plan was closed to new participants on December 3, 1997. Directors (excluding those who are current or former employees of the Corporation and those who elect to convert their accrued benefit to the Deferred Fee Plan) who have served on the Board for at least five years will receive upon retirement an annual benefit payable over a five-year period equal to 50% of the amount of the annual retainer fee in effect at retirement. Each additional year of service up to an aggregate of ten years increases the amount of the benefit payable by ten percentage points and the payment period by one year, to a maximum of 100% of the retainer payable for a period of ten years. In the event of a change of control of the Corporation, each nonemployee director would be fully vested in the maximum retirement benefit.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    There are four standing committees of the Board: Executive Committee, Audit Committee, Corporate Governance Committee, and Human Resources Committee. Members of each committee, who are elected by the full Board, are named below. The Corporation follows the practice of periodically rotating the chairmanship of the Audit Committee, Corporate Governance Committee, and Human Resources Committee.

                                                                   CORPORATE                       HUMAN
       EXECUTIVE                      AUDIT                       GOVERNANCE                     RESOURCES
------------------------         ---------------         -----------------------------  ----------------------------
Ernest H. Drew            Thomas W. Jones*               Ernest H. Drew                 Jeananne K. Hauswald
T. Kevin Dunnigan*        Thomas C. McDermott            T. Kevin Dunnigan              Robert A. Kenkel
Robert A. Kenkel          Jean-Paul Richard              Kenneth R. Masterson*          John N. Lemasters
Clyde R. Moore            Ian M. Ross                    Clyde R. Moore                 William H. Waltrip*
William H. Waltrip

    * Chairman

EXECUTIVE COMMITTEE

    The Executive Committee's function is to act for the Board, to the extent permitted by law, in any situation in which Board action is required and it is not practicable to have a meeting of the Board. The Executive Committee took action by written consent in lieu of a meeting of the Committee on three occasions in 1997.

AUDIT COMMITTEE

    This committee is composed solely of nonemployee directors of the Corporation. The Audit Committee's principal responsibilities are to: (1) provide an open avenue of communication between and among the independent accountants, the internal auditors, management and the Board of Directors; (2) review the engagement of the independent accountants and recommend to the Board the firm to be appointed each year, subject to ratification by the Corporation's shareholders; (3) review the plan and scope of the independent accountants' annual audit of the Corporation's financial statements; (4) review the internal audit plan, its scope, the factors considered in its development and the audit results; (5) review the annual financial statements and related notes, the adequacy of disclosures, the impact of major accounting policy decisions and the results of the annual financial statement audit; (6) review the travel and entertainment expenses of employee directors for compliance with corporate policy; (7) review the adequacy of reserves, accounting estimates and management's judgments employed in the preparation of the financial statements;
(8) review the adequacy and scope of the Corporation's internal accounting controls and procedures; (9) review the fees and expenses for audit and non-audit services provided by the independent accountants; (10) review the impact of any new accounting or auditing standards being considered by the accounting profession or the Securities and Exchange Commission; (11) direct and supervise investigations, if necessary, into any matter it deems appropriate; and (12) report its findings and actions to the Board. There were four meetings of the Audit Committee in 1997.

CORPORATE GOVERNANCE COMMITTEE

    A majority of the members of this committee must be nonemployee directors of the Corporation. A former employee serving on this committee is considered a nonemployee director. The Corporate Governance Committee (1) reviews the performance, attendance, and maintenance of qualifications of current members of the Board;
(2) receives suggestions and makes recommendations to the Board concerning candidates for the Board and the slate of director nominees to be submitted to the annual meeting of shareholders; (3) makes recommendations to the Board concerning the compensation of nonemployee directors and the retirement policy of the Board; (4) reviews Board procedures and practices; (5) recommends membership assignments for committees of the Board; and (6) reviews and takes action on requests for management personnel to serve on boards of directors of other companies. The Corporate Governance Committee will consider shareholder suggestions of persons for consideration as candidates for nomination as members of the Board. Shareholders should submit the name, biographical data, and qualifications of any such suggested candidate to the Corporate Secretary. Any such recommendation should be accompanied by the written consent of such person to be named as a candidate and, if nominated and elected, to serve as a director. If a shareholder wishes to nominate at the annual meeting of shareholders a person for election to the Board, the Corporation's Bylaws require that the nomination satisfy certain conditions, including, generally, that written notice be delivered to the Corporate Secretary at the Corporation's principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders. A copy of the applicable Bylaw is available from the Corporate Secretary upon the request of any shareholder. There were two meetings of the Corporate Governance Committee and action taken by unanimous written consent on one occasion in 1997.

HUMAN RESOURCES COMMITTEE

    This committee is composed solely of nonemployee directors of the Corporation. The Human Resources Committee (1) reviews compensation programs, employee benefit plans, and personnel policies applicable to officers and other members of senior management; (2) reviews management development and succession programs; (3) reviews major organization changes and evaluates their impact on senior management succession plans and reward systems, and makes recommendations to the Board when Board action is required; (4) makes recommendations to the Board on the compensation of the five most highly compensated executive officers; (5) establishes annually the performance criteria for the Executive Incentive Plan and certifies at the end of each year the extent to which the performance targets are met; (6) performs the administrative functions assigned to the Committee by the provisions of the Executive Incentive and the 1993 Management Stock Ownership Plans; and (7) reports the results of its actions and findings to the Board, and, with respect to the above, recommends programs and changes considered desirable. The chairman of this committee is responsible for chairing the annual review by the nonemployee directors of the performance of the Chief Executive Officer. There were four meetings of the Human Resources Committee and action taken by unanimous written consent on one occasion in 1997.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995, the cash compensation paid by the Corporation and its subsidiaries as well as other compensation paid for those years to the Named Executives in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                             AWARDS
                                                                                    -------------------------
                                                      ANNUAL COMPENSATION                         NUMBER OF
                                              ------------------------------------  RESTRICTED    SECURITIES
                                                                     OTHER ANNUAL      STOCK      UNDERLYING      ALL OTHER
            NAME AND                           SALARY                COMPENSATION     AWARDS       OPTIONS      COMPENSATION
       PRINCIPAL POSITION            YEAR        ($)     BONUS ($)      ($)(1)        ($)(2)     GRANTED (#)       ($)(3)
---------------------------------  ---------  ---------  ---------  --------------  -----------  ------------  ---------------
T. Kevin Dunnigan................       1997  $ 275,962  $ 550,425    $   --         $ 644,663        52,340(5)   $11,737,610(5)
  Chairman and Chief Executive          1996    585,000    493,448       244,453       345,337        28,380          54,752
  Officer(4)                            1995    550,000    444,235       175,796       248,316        19,600          58,647
Clyde R. Moore...................       1997    600,000    537,000        --           644,663       126,170          38,330
  President and Chief Executive         1996    460,000    388,010       196,597       308,055        24,284          30,511
  Officer(6)                            1995    400,000    323,080       101,658       146,011        11,450          24,687
T. Roy Burton....................       1997    255,000    151,674        --           200,110         8,124          10,394
  President-Electronics/OEM             1996    209,504    109,047        --           139,478         6,712          11,294
  Division                              1995    197,837     83,317        38,526        55,361         4,350          10,888
Fred R. Jones....................       1997    244,000    152,866        --           181,948         7,385          19,378
  Vice President-Finance and            1996    205,000    121,042        55,092       183,089         8,810          14,095
  Treasurer (7)                         1995     83,333     61,116        15,097        --            10,000           1,870
W. Neil Parker...................       1997    220,000     95,524        --           152,485         6,189          18,374
  President-Electrical Components       1996    194,558    104,065        --           100,267         4,826           6,908
  Group                                 1995    173,453     79,684        --            67,988         3,150              --
Gary R. Stevenson................       1997    257,000    161,011        --           200,110         8,124          15,765
  Vice President-Operations             1996    217,300    109,976        --           153,449         7,382          13,729
                                        1995    205,000     99,347        31,533        72,067         4,800          11,614

------------------------

(1) Except for Mr. Jones (see footnote 6), the amounts reported represent cash payments of Federal and state withholding taxes equal to the fair market value on the date of award of such number of shares of Common Stock that the recipient of a restricted stock award elected to forgo in favor of tax payments.

(2) Fair market value of shares awarded on the date of grant in each year. Dividends are paid to the recipients of restricted stock awards at the same time and at the same rate as paid to all shareholders. The number and value of the aggregate restricted stock holdings as of December 28, 1997, based on the closing market price of the Common Stock on December 26, 1997 of $45.9375, are as follows:

Mr. Dunnigan..................................................................................................  44,800  $2,058,000
Mr. Moore.....................................................................................................  26,583   1,221,157
Mr. Burton....................................................................................................   9,698     445,502
Mr. Jones.....................................................................................................   8,721     400,621
Mr. Parker....................................................................................................   8,031     368,924
Mr. Stevenson.................................................................................................  10,576     485,835

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(3) The amounts reported in 1997 for Messrs. Dunnigan, Moore, Burton, Jones, Parker and Stevenson include contributions to a 401(k) plan in the amounts of $6,113, $5,836, $5,530, $6,400, $6,304, and $6,325, respectively;
    contributions to a nonqualifed savings plan in the amounts of $16,785, $25,461, $0, $5,904, $3,730, and $6,000, respectively; and premiums paid by the Corporation in the amounts of $35,794, $7,033, $4,864, $7,086, $8,340, and $3,440, respectively, for group term life insurance and whole life insurance having an aggregate face value equal to 1 1/2 times each person's annual base salary and average bonus ("Life Insurance"). The amounts reported in 1996 for Messrs. Dunnigan, Moore, Burton, Jones, Parker and Stevenson include contributions to a 401(k) plan in the amounts of $6,102, $6,347, $6,303, $5,155, $6,223 and $6,462, respectively; contributions to a nonqualifed savings plan in the amounts of $14,560, $17,466, $358, $3,175, $685 and $3,990, respectively; and premiums paid by the Corporation in the amounts of $34,090, $6,698, $4,633, $5,765, $0 and $3,277, respectively, for
    Life Insurance. The amounts reported in 1995 for Messrs. Dunnigan, Moore, Burton, Jones and Stevenson include contributions to a 401(k) plan in the amounts of $5,936, $5,803, $6,476, $1,328, and $6,575, respectively;
    contributions to a nonqualifed savings plan in the amounts of $20,245, $12,505, $0, $542, and $1,920, respectively; and premiums paid by the Corporation in the amounts of $32,466, $6,379, $4,412, $0, and $3,120, respectively, for Life Insurance.

(4) The amounts reported in 1997 are for Mr. Dunnigan's service as Chief Executive Officer until his retirement on May 7, 1997.

(5) The amounts reported in 1997 for Mr. Dunnigan include a stock option grant for 26,170 shares of Common Stock, a restricted stock award of $644,663 and a special stock award of $1,500,024 pursuant to the terms of an agreement concerning Mr. Dunnigan's retirement as the Corporation's Chief Executive Officer effective May 7, 1997, as described on page 13, and a lump-sum distribution under the Corporation's Executive Retirement Plan of $9,534,231.

(6) The amounts reported for 1997 are for Mr. Moore's service as President and Chief Operating Officer through May 6, 1997, and as President and Chief Executive Officer beginning May 7, 1997.

(7) The amounts reported for 1995 are for the period beginning August 1, the date that Mr. Jones joined the Corporation. The bonus amount for 1995 is comprised of an annual incentive payment of $47,116 and a signing bonus of $14,000. Other Annual Compensation reported for 1996 and 1995 consists of relocation expenses paid to or on behalf of Mr. Jones.

STOCK OPTION GRANTS

    The following table contains information concerning the grant of stock options under the Corporation's 1993 Management Stock Ownership Plan to the Named Executives as of the end of the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                          ------------------------------------------------------     POTENTIAL REALIZABLE
                                           NUMBER OF                                                   VALUE AT ASSUMED
                                          SECURITIES     PERCENT OF                                 ANNUAL RATES OF STOCK
                                          UNDERLYING    TOTAL OPTIONS                                 PRICE APPRECIATION
                                            OPTIONS      GRANTED TO      EXERCISE                     FOR OPTION TERM(3)
                                            GRANTED     EMPLOYEES IN       PRICE     EXPIRATION   --------------------------
                  NAME                      (#)(1)       FISCAL YEAR     ($/SH)(2)      DATE           5%           10%
----------------------------------------  -----------  ---------------  -----------  -----------  ------------  ------------
T. Kevin Dunnigan.......................      52,340           9.60%        $45.75     02-05-07   $  1,505,923  $  3,816,304
Clyde R. Moore..........................     126,170          23.14          45.75     02-05-07      3,630,154     9,199,524
T. Roy Burton...........................       8,124           1.49          45.75     02-05-07        233,743       592,351
Fred R. Jones...........................       7,385           1.35          45.75     02-05-07        212,481       538,468
W. Neil Parker..........................       6,189           1.14          45.75     02-05-07        178,069       451,263
Gary R. Stevenson.......................       8,124           1.49          45.75     02-05-07        233,743       592,351

------------------------

(1) Options become exercisable in three equal annual installments beginning February 5, 1998.

(2) Based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape ("NYSE Tape") on the date of grant. The exercise price may be paid in cash or by tendering shares of Common Stock valued at the closing price reported on the NYSE Tape for the day immediately preceding the date of exercise.

(3) The dollar amounts under these columns are the result of calculations at the arbitrary rates of 5% and 10% set by the Securities and Exchange Commission and are not a forecast of the value of the Common Stock.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                             SHARES                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                            ACQUIRED      VALUE      OPTIONS AT 12-28-97 (#)          12-28-97 ($)(2)
                                           ON EXERCISE   REALIZED   --------------------------  ---------------------------
                  NAME                         (#)        ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
T. Kevin Dunnigan........................      36,206   $  905,690     156,890         77,796   $  2,089,193   $   237,402
Clyde R. Moore...........................      28,000      667,131     112,136        146,178      1,531,691       194,334
T. Roy Burton............................      --           --          21,278         14,048        268,173        54,045
Fred R. Jones............................      --           --           9,603         16,592        102,815        85,143
W. Neil Parker...........................      --           --          19,359         10,456        247,382        39,026
Gary R. Stevenson........................       2,000       47,688      32,610         14,646        422,372        59,369

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

------------------------

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of in-the-money option shares on December 28, 1997 ($45.9375), less option exercise price. These values have not been realized and no assurance can be given that these values will be realized.

PENSION PLAN

    Based on compensation that is covered under the Executive Retirement Plan ("ERP") and years of service with the Corporation and its subsidiaries, the following table gives the aggregate annual retirement income covered participants will receive upon retirement at age 60 or later with the required minimum of 20 years of credited service or more under the ERP. The ERP is an unfunded, nonqualifed retirement plan for designated corporate officers and key executives that provides supplemental benefits, including amounts that would otherwise be denied participants by reason of certain limitations imposed on qualified plan benefits by the Internal Revenue Code of 1986, as amended, and elective deferrals to a nonqualified savings plan. The benefit payable under the ERP incorporates amounts payable to a participant from (1) a qualified pension plan; (2) the employer-paid portion of a participant's Social Security benefit; and (3) the employer-paid portion of a participant's 401(k) and nonqualified savings plan accounts.

                               PENSION PLAN TABLE

    HIGHEST
    5-YEAR
    AVERAGE                       YEARS OF SERVICE
 COMPENSATION    --------------------------------------------------
    LEVELS           20           25           30       35 OR MORE
---------------  -----------  -----------  -----------  -----------
 $     200,000   $   100,000  $   115,000  $   130,000  $   145,000
       300,000       150,000      172,500      195,000      217,500
       400,000       200,000      230,000      260,000      290,000
       500,000       250,000      287,500      325,000      362,500
       600,000       300,000      345,000      390,000      435,000
       700,000       350,000      402,500      455,000      507,500
       800,000       400,000      460,000      520,000      580,000
       900,000       450,000      517,500      585,000      652,500
     1,000,000       500,000      575,000      650,000      725,000
     1,100,000       550,000      632,500      715,000      797,500

    Covered compensation is comprised of annual base salary and incentive compensation paid under the Thomas & Betts Corporation Executive Incentive Plan. Benefit amounts shown in the above table assume that payments are made on a 10-year certain and life annuity.

    The Named Executives, except Mr. Dunnigan, had the following years of credited service under the terms of the ERP as of February 13, 1998: Mr. Moore, 12; Mr. Burton, 4; Mr. Jones, 3; Mr. Parker, 6; and Mr. Stevenson, 12.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL
  ARRANGEMENTS

    The Corporation entered into an agreement with T. Kevin Dunnigan effective February 5, 1997 (the "Agreement") in connection with Mr. Dunnigan's desire to relinquish the title of Chief Executive Officer and to retire as an employee of the Corporation as of the organizational meeting of the Board on May 7, 1997. In recognition of Mr. Dunnigan's long and valued service to the Corporation, including 12 years as Chief Executive Officer, the Agreement provides for the grant to Mr. Dunnigan on February 5, 1997 of a stock option for 26,170 shares, a restricted stock award of 14,091 shares that will vest on February 4, 2000, and a special stock award of 32,302 shares that will be distributed in three substantially equal installments on May 7, 1998, May 7, 1999 and May 7, 2000, respectively, subject to his compliance with covenants as to confidential information and competitive conduct; an incentive cash bonus in March 1998 under the Executive Incentive Plan as if he had served as Chief Executive Officer of the Corporation for the entire fiscal year 1997; and retirement benefits under the ERP attributable to a retirement age of 60.

    The Agreement further provides for Mr. Dunnigan's post-retirement service as Chairman of the Board for a term ending May 6, 2000 at an annual rate of no less than $500,000 per year and perquisites consisting of membership fees in a golf club in Memphis, Tennessee, that is used in part for Corporation business, and an automobile allowance. Mr. Dunnigan has undertaken to devote his knowledge, skill, attention and energies to the performance of the duties of Chairman of the Board, to perform projects that are assigned by the Board or requested by the Chief Executive Officer, and to refrain from engaging in any business, service or employment without the prior consent of the Board. No other fees, stock awards, retirement benefits or other compensation shall be paid to Mr. Dunnigan for serving as a member of the Board or any committee of the Board during the term of the Agreement. The change-of-control provisions described below also apply to this Agreement.

    The Corporation has an agreement with each of the Named Executives providing for continuation of employment for a term of three years following any change of control of the Corporation. Each agreement provides for compensation to be continued during the three-year term at least at the same level that existed prior to the time of a change of control, provided the person continues employment, leaves employment for good reason, or is terminated without cause. Events that constitute leaving employment for good reason are: the assignment of duties inconsistent with the person's position; the diminution of the person's position, authority, duties or responsibilities; failure to provide compensation or benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the person was employed immediately prior to the change of control; or failure to require any successor to the Corporation to assume and agree to perform the agreement. A person's employment may be terminated for cause, which is an act or acts of dishonesty intended to result in substantial personal enrichment, willful violations of the person's duty to perform responsibilities under the agreement, or conviction of a felony. Each agreement also provides for immediate vesting of stock options and lapse of restrictions on restricted stock awards if the person's employment is terminated following a change of control.

    Generally, a "change of control" shall be deemed to have occurred if (i) any person, including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the outstanding voting securities of the Corporation or (ii) a majority of the Board shall cease for any reason to be members of the "Incumbent Board." The Incumbent Board shall mean a director who was a director of the Corporation as of the date of each employment agreement as well as any person whose election or nomination after such date was approved by at least 75% of the vote of the then Incumbent Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Lemasters, who was Chairman of the Board and Chief Executive Officer of Augat Inc. prior its acquisition by the Corporation in December 1996, has been a member of the Human Resources Committee of the Board since May 1997.

                         THE HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

1.  EXECUTIVE COMPENSATION PHILOSOPHY

    The executive compensation program is designed to align shareholder and management interests, to balance the focus on annual performance targets with actions needed for the long-term success of the Corporation, and to attract, motivate, and retain key executives.

        (a) PAY POSITIONING: The Corporation positions total direct compensation (i.e., base salary, annual incentive, and long-term incentive gain opportunity) at the median of general industry companies, a high percentage of which are represented in the S&P 400. This is a much broader group than the electrical/electronics companies that make up the Thomas & Betts Peer Group Index shown in the performance graph that follows this report. Since electrical/electronics compensation levels are generally consistent with general industry levels (where pay and performance data is more easily accessible), the Committee believes that general industry companies represent an appropriate comparative framework. The annual and long-term incentive components of compensation are sufficiently variable so that there should be a strong relationship between total return to shareholder performance and actual total direct compensation levels over time.

        (b) PAY MIX: Like total direct compensation, each component is positioned at the median of general industry companies.

           (i) BASE SALARY: Base salaries are set by periodic comparison to external rates of pay for comparable positions within general industry and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in general industry, individual performance and potential, and changes in duties and responsibilities. Actual salaries may range from 20% below to 20% above targeted salary levels. As a group, the average of the Named Executives' base salaries in 1997 was slightly below the targeted level.

           (ii) ANNUAL INCENTIVE: Annual incentives are based upon actual performance compared to established corporate and operating group performance goals. Annual incentives range between 20% and 40% of base salary for median performance and provide a maximum payout of between 60% and 100% of base salary for superior performance. Annual bonus opportunities are targeted to be at the 50th percentile for general industry when performance is at the 50th percentile and at the 75th percentile for general industry when performance is at that level. For the Chief Executive Officer and other corporate staff executive officers, the annual incentive for 1997 is based 50% on return on equity (ROE) relative to the S&P 400 and 50% on earnings per share (EPS) growth. ROE attainment was above mid-point, while EPS was near the maximum of the performance range, resulting in a combined payout above mid-point to these executives. For the group executive officers named in the Summary Compensation Table, the annual incentive payment for 1997 was based on corporate ROE (12 1/2% weighting), EPS (12 1/2%), and the performance of that officer's group on income (50%) and cash flow (25%). As a group, the average of the executive officers' incentive payments for fiscal year 1997 was 75.24% of base salary.

           (iii) LONG-TERM INCENTIVES: Long-term incentive awards are made in the form of stock options and restricted stock awards, which are typically granted annually. Combined stock option and restricted stock awards are targeted to provide an expected value at grant date approximately at the 50th percentile for general industry, according to a mix predetermined by the Committee. For executive officers, the expected value of grants ranges from approximately 52% to 150% of base salary. Individual grants may vary based on the Committee's assessment of individual performance and potential. As a group, the average of the Named Executives' annual long-term incentive awards in 1997 was 124% of base salary. In determining stock option and restricted stock awards, the Committee does not consider the amount of options and restricted stock granted in prior years. Options are granted at fair market value on the date of grant, have a term of ten years, and vest over a three-year period at the rate of one-third per year. Restricted stock vests at the end of three years.

2.  COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

    Mr. Dunnigan's Compensation

    Mr. Dunnigan's base salary through May 7, 1997, the date of his retirement as Chief Executive Officer, was at an annual rate of $615,000, which was 5.1% over the prior year. This placed his base salary slightly below the median of salaries paid to chief executive officers in general industry companies of comparable size. The Committee based this increase on the continued good performance of the Corporation, comparability with other positions within general industry at the 50th percentile and the length of time that Mr. Dunnigan had served as the Chief Executive Officer.

    Mr. Dunnigan's target annual incentive was 40% of base salary in 1997, and the maximum incentive was 100% of base salary. The Corporation's 1997 return on equity was 16.78%, which was above the mid-point of the performance range, and earnings per share was near the maximum of the performance range, which together resulted in Mr. Dunnigan receiving an annual incentive of $550,425. Mr. Dunnigan was granted a stock option for 26,170 shares and a restricted stock award for 14,091 shares. As in previous years, the Committee targeted the expected value of the stock option and restricted stock awards to Mr. Dunnigan to be at the 50th percentile of general industry according to a mix predetermined by the Committee.

    Mr. Moore's Compensation

    Mr. Moore's salary for 1997 was set at $600,000. This placed his base salary below the median paid to chief executive officers in general industry companies of comparable size. The Committee based his salary on the contributions to the Corporation's performance that Mr. Moore had made as President and Chief Operating Officer, his expected performance as Chief Executive Officer and comparability with other positions within general industry at the 50th percentile.

    Mr. Moore's target annual incentive was 40% of base salary in 1997, and the maximum incentive was 100% of base salary. The Corporation's 1997 return on equity was 16.78%, which was above the mid-point of the performance range, and earnings per share was near the maximum of the performance range, which together resulted in Mr. Moore's receiving an annual incentive of $537,000. Mr. Moore was granted a stock option for 26,170 shares and a restricted stock award for 14,091 shares. The Committee targeted the expected value of the stock option and restricted stock awards to Mr. Moore to be at the 50th percentile of general industry according to a mix predetermined by the Committee. Mr. Moore also received a special one-time stock option grant of 100,000 shares in recognition of his promotion to Chief Executive Officer. The stock option was granted at the fair market value of the Corporation's stock on the date of grant. The option vests, one third a year, over three years, and is exercisable up to ten years from date of grant.

3.  POLICY REGARDING EXECUTIVE COMPENSATION DEDUCTIBILITY

    The Corporation's policy is to design and administer compensation plans that support the achievement of long-term strategic objectives and enhance shareholder value. Performance-based compensation is a significant part of executive compensation, and it is the Corporation's policy to take all reasonable action to maximize the deductibility of such compensation.

    The Executive Incentive Plan ("EIP") and the 1993 Management Stock Ownership Plan ("MSOP") were approved by the shareholders, and incentive payments under the EIP and stock options granted under the MSOP qualify as performance-based compensation that is not subject to a limit on deductibility. Mr. Lemasters, because he does not meet the definition of "outside director" under the provisions of Section 162(m) of the Internal Revenue Code (the "Code"), abstained from voting on awards under the EIP and the MSOP to the executive officers.

    Base salary and the value of restricted stock awards do not qualify as performance-based compensation under the Code, but it is unlikely in the foreseeable future that such amounts, as calculated under the Code, that are paid to any executive other than the Chief Executive Officer will exceed the deductibility limit.

                                          William H. Waltrip, Chairman
                                          Jeananne K. Hauswald
                                          Robert A. Kenkel
                                          John N. Lemasters

PERFORMANCE GRAPH

    The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return for the five years ended December 31, 1997 of Standard & Poor's ("S&P") 500 Stock Index, and a Thomas & Betts self-constructed peer group index ("T&B Peer Group Index"). The shareholder returns in each case have been calculated using the calendar year rather than the Corporation's fiscal year, which was changed in 1993 to end on the Sunday closest to December 31.

    The companies in the T&B Peer Group Index are: AMP Incorporated, Emerson Electric Co., W.W. Grainger, Inc., and General Signal Corporation, which are in the S&P Electrical Equipment Index, and Berg Electronics Corp. (effective as of its initial public offering in March 1996), Cooper Industries, Inc., Hubbell Incorporated-Class B, Molex Incorporated and Robinson Nugent, Inc.

    The T&B Peer Group Index has been weighted in accordance with each company's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year was calculated by summing the products obtained by multiplying (i) the percentage that each company's market capitalization represents of the total market capitalization for all companies in the index for each such year by (ii) the total shareholder return for that company for such year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                THOMAS & BETTS CORPORATION, T&B PEER GROUP INDEX
                            AND S&P 500 STOCK INDEX
                  (ASSUMES $100 INVESTED ON DECEMBER 31, 1992
                         AND REINVESTMENT OF DIVIDENDS)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              THOMAS & BETTS              T&B PEER GROUP            S&P 500
1992                     $100.00                          $100.00     $100.00
1993                      $92.52                          $110.35     $110.08
1994                     $109.89                          $113.48     $111.53
1995                     $124.76                          $137.76     $153.45
1996                     $154.39                          $163.72     $188.68
1997                     $168.19                          $193.85     $251.63
                                            % CHANGE YEAR TO YEAR
                  THOMAS & BETTS                   T&B PEER GROUP     S&P 500
1993                      -7.48%                           10.35%      10.08%
1994                      18.78%                            2.83%       1.32%
1995                      13.53%                           21.40%      37.58%
1996                      23.75%                           18.84%      22.96%
1997                       8.94%                           18.40%      33.36%

    The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

2. AMENDMENT TO THE CORPORATION'S CHARTER TO INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK AND CHANGE THE PAR VALUE

    The Board has authorized the submission to the shareholders for their approval of an amendment to Article VI of the Corporation's Charter to increase the number of authorized shares of (i) Common Stock from 80,000,000 to 250,000,000 and (ii) Preferred Stock from 500,000 to 1,000,000, and to change the par value of the Common and Preferred Stock from "no par value" to "$.10 par value." The change from "no par value" to "$.10 par value" will have no impact on the market value of the Corporation's stock or the rights of its shareholders. If the proposed amendment is approved by the shareholders, the change in par value will, however, enable the Corporation to realize reductions in the amounts of annual franchise taxes and one-time filing fees charged by various states for filing an amended certificate of authority reflecting the increase in authorized shares of Common and Preferred Stock.

    If approved, the first sentence of paragraph 1 of Article VI, as amended, would read in its entirety as follows:

    "The corporation is authorized to issue 251,000,000 shares, consisting of 250,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $.10 par value."

    As of March 9, 1998, the Corporation had 55,188,881 shares of Common Stock issued and outstanding, and there were 2,166,254 shares of Common Stock reserved for issuance under outstanding options granted under the Corporation's stock incentive plans. No shares of Preferred Stock have been issued to date, but a reserve of 300,000 shares has been established for the Corporation's Shareholder Rights Plan.

    The Corporation's Charter authorizes the Board to determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Stock as a class, to issue shares of Preferred Stock in series, and to fix from time to time before issuance the number of shares to be included in each series and the designations, relative rights, preferences and limitations of all shares of each series. To the extent that the Board exercises the authority granted to it in the Charter, the fixing of the relative rights, preferences and limitations of shares of Preferred Stock could have the effect of modifying the rights of holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Corporation without further action by shareholders and may adversely affect the voting and other rights of the holders of Common Stock.

    Except for the possible issuance of shares from time to time as consideration for the acquisition of companies or product lines in the normal course of the Corporation's on-going acquisition program and except as noted above with respect to the Corporation's stock incentive plans, the Board has no plans to issue additional shares of the Corporation's capital stock. However, the Board believes that it is prudent to have the additional shares of capital stock available in the future for general corporate purposes, including acquisitions, stock splits or dividends, stock options, financings or public offerings.

    The Board has submitted this proposal to facilitate the Corporation's normal conduct of its business and not to prevent a change of control of the Corporation. If the amendment is approved, the Board will not be required to obtain further shareholder approval prior to the issuance of any such additional shares except in transactions requiring shareholder approval under Tennessee law or the rules of the New York Stock Exchange, such as certain mergers to which the Corporation might be a party. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock, and any issuance of Common Stock on other than a pro-rata basis may dilute the ownership interest of present shareholders.

    Approval of the amendment will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The independent public accounting firm for the Corporation in fiscal year 1997 was KPMG Peat Marwick LLP ("KPMG"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the shareholders, to audit the financial statements of the Corporation for the fiscal year 1998 and until the 1999 Annual Meeting of Shareholders. KPMG has audited the Corporation's financial statements annually since 1969, is considered to be well qualified, and has no financial interest, direct or indirect, in the Corporation or any subsidiary of the Corporation. If the shareholders do not ratify this appointment, the Audit Committee and the Board will consider the appointment of another independent public accounting firm.

    Representatives of KPMG will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

    On July 25, 1997, the Corporation dismissed Deloitte & Touche LLP ("D&T"), the independent public accounting firm previously engaged by Augat Inc. ("Augat"), an indirect subsidiary of the Corporation acquired in December 1996. The decision to dismiss D&T was made by management as part of the integration of Augat and was not explicitly approved by the Board or any committee thereof; however, in February 1997, the Audit Committee did recommend to the Board and the Board appointed KPMG as the independent public accountants of the Corporation's worldwide operations, including Augat, and the appointment was ratified by shareholders at the 1997 Annual Meeting of Shareholders.

    In KPMG's audit report on the consolidated financial statements of the Corporation for the year ended December 28, 1997, KPMG, as the principal independent public accountants, expressed its reliance on the reports issued by D&T with respect to audits of the consolidated financial statements of Augat as of December 29, 1996 and for the two-year period ended December 29, 1996.

    The reports of D&T on the consolidated financial statements of Augat for the fiscal years ended December 29, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion; nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between D&T and the Corporation or Augat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

    Ratification of the appointment of KPMG will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices on or prior to November 23, 1998, to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders.

                                 OTHER BUSINESS

    The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. For any matter to be properly brought before the Annual Meeting, it must be an appropriate subject for shareholder consideration, timely notice thereof must be given in writing to the Corporate Secretary, and other applicable requirements must be met. In general, such notice is timely if it is delivered to the Corporate Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Alternative notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting. The Bylaws specify the information to be included in the shareholder's notice. An interested shareholder can obtain a complete copy of the Bylaw provisions by making a written request therefor to the Corporate Secretary. The enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof but which may properly come before the Annual Meeting. The persons named as Proxies on the proxy card are authorized to vote in accordance with their best judgment on any such matter.

                                          By Order of the Board of Directors,
                                          JANICE H. WAY, CORPORATE SECRETARY

P
R
O
X
Y

                           THOMAS & BETTS CORPORATION

                (Solicited on Behalf of the Board of Directors)

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 6, 1998

The undersigned hereby appoints CLYDE R. MOORE, FRED R. JONES and JERRY KRONENBERG as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Thomas & Betts Corporation held by the undersigned on March 9, 1998, at the Annual Meeting of Shareholders to be held on May 6, 1998, or any adjournment thereof.

                                              CHANGE OF ADDRESS ONLY:

Nominees for election as directors:           ----------------------------------

E. H. Drew, T. K. Dunnigan, J. K. Hauswald,   ----------------------------------
T. W. Jones, R. B. Kalich Sr., R. A. Kenkel,
K. R. Masterson, T. C. McDermott,             ----------------------------------
C. R. Moore, J.P. Richard, J. L. Stead, and
W. H. Waltrip                                 ----------------------------------
                                              (If you have written in the above
                                              space, please mark the
                                              corresponding box on the reverse
                                              side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, See Reverse Side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                               SEE REVERSE SIDE


                          -  FOLD AND DETACH HERE  -

     Please mark your
 /X/ votes as in this
     example.

This Proxy when properly executed will be voted as specified herein, but if no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

-------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
-------------------------------------------------------------------------------

                For   Withheld                                 For  Against  Abstain                         For  Against  Abstain
1. Election of  / /      / /    2. Amendment of the Charter    / /    / /      / /    3. Ratification of     / /    / /      / /
   Directors                       to increase the authorized                            appointment of
   (see reverse)                   shares of Common and                                  KPMG Peat Marwick
                                   Preferred Stock and change                            LLP as independent
                                   the par value.                                        public accountants.
For, except vote withheld from
the following nominee(s)

                                                                                      4. In their discretion, the Proxies
-----------------------------------                                                      are authorized to vote upon such
                                                                                         other business as may properly
                                                                                         come before the meeting.

-------------------------------------------------------------------------------

                                       Check this
                                       box to note  / /
                                       change of
                                       address

                                       Note: Please sign exactly as your name
                                       appears on this Proxy. Joint owners
                                       should each sign personally. When signing as attorney, executor, administrator, guardian, custodian, or corporate official, sign name and title.

                                       ----------------------------------------

                                       ----------------------------------------
                                        SIGNATURE(S)                 DATE


                          -  FOLD AND DETACH HERE  -